UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust III

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

See List Below

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(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204

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(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Defiance Bitcoin vs Ether ETF	The Nasdaq Stock Market, LLC
Defiance Ether vs Bitcoin ETF	The Nasdaq Stock Market, LLC
Defiance Bitcoin vs Gold ETF	The Nasdaq Stock Market, LLC
Defiance Gold vs Bitcoin ETF	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act Registration file number to which this form relates: 333-221764

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 176 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-221764 and 811-23312), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-005991) on March 16, 2026, which is incorporated herein by reference.

The Trust currently consists of 90 registered series. The series to which this filing relates and its IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Defiance Bitcoin vs Ether ETF	39-2992116
Defiance Ether vs Bitcoin ETF	39-3029752
Defiance Bitcoin vs Gold ETF	39-2981985
Defiance Gold vs Bitcoin ETF	39-2992308

Item 2. Exhibits

A.	Certificate of Trust of Impact Shares Fund Trust I adopted May 19, 2016, as filed with the state of Delaware on May 19, 2016, for Impact Shares Funds I Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
B.	First Amended Certificate of Trust dated as of February 2, 2018, as filed with the state of Delaware on February 2, 2018, for Impact Shares Trust I (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(s) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
C.	Second Amended Certificate of Trust dated as of March 19, 2024, as filed with the state of Delaware on March 19, 2024, for Tidal Trust III (formerly Impact Shares Trust I) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(b) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
D.	Third Amended and Restated Declaration of Trust adopted as of August 23, 2024, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 59, as filed with the SEC on September 6, 2024.
E.

Amended and Restated By-Laws dated as of December 11, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 164, as filed with the SEC on January 16, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust III

March 17, 2026

By:	/s/ Eric W. Falkeis
Name: Eric W. Falkeis Title: President